EXHIBIT 23

                           CONSENT OF INDEPENDENT ACCOUNTANTS



       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9970, 33-32166 and 33-50278) of Pier 1
Imports, Inc. of our report dated April 14, 1994, appearing in Item 8 of this Form 10-K.


/s/ Price Waterhouse

PRICE WATERHOUSE

Fort Worth, Texas
May 23, 1994